UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
_______________________________

☒ Filed by the Registrant

☐ Filed by a party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
NuScale Power Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NuScale Power Corporation
1100 NE Circle Blvd., Suite 200
Corvallis, OR 97330
April 29, 2025

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NUSCALE POWER CORPORATION
TO BE HELD ON MAY 23, 2025

Explanatory Note
On April 9, 2025, NuScale Power Corporation (“NuScale”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) for its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually on Friday, May 23, 2025, at 2:00 p.m. Pacific Time. This supplement (this “Supplement”) to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.
This Supplement is being filed with the SEC solely to correct the amount of fees for professional audit services and other services rendered by Ernst & Young LLP (“EY”) to NuScale in connection with NuScale’s fiscal year ended December 31, 2024. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement. This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting.
Other than as indicated herein, no other changes have been made to the Proxy Statement as originally filed and made available to NuScale stockholders on or around April 9, 2025. No changes have been made to the proxy card as originally filed and made available to NuScale stockholders.
The time and place of the Annual Meeting have not changed. The Annual Meeting will be held on May 23, 2025, at 2:00 p.m. Pacific Time by means of remote communication via the Internet at www.virtualshareholdermeeting.com/SMR2025. Please see the Proxy Statement for additional details.
From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement, as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting.
The following table supersedes and replaces the previously disclosed table related to fees for professional audit services and other services provided to NuScale by EY for the fiscal years ended December 31, 2023 and 2024:

Description	2023	2024
Audit Fees	$1,222,500	$2,427,500
Audit-Related Fees	$75,000	$78,000
Tax Fees	$102,550	$90,841
All other Fees	$2,000	$2,000
Totals:	$1,402,050	$2,598,341

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT - Page 1

How to vote
If you have not already voted, you are urged to vote your shares as soon as possible as instructed below and in the Proxy Statement.
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided to you.
•Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Thursday May 22, 2025.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “voting instruction form” sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of NuScale common stock in more than one account. You should vote via the Internet, by telephone, by mail or at the Annual Meeting for all shares held in each of your accounts.
How to change your vote or revoke your proxy
If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised at the Annual Meeting by:
•Written notice to NuScale’s Corporate Secretary at NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330, Attention: Corporate Secretary; or
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or the Internet.
If you are a beneficial owners of shares held in street name, you should follow the instructions from your bank, broker, or other nominee to change or revoke your voting instructions. You may also vote at the Annual Meeting if you obtain a legal proxy as described above and in the Proxy Statement.

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT - Page 2

The Board continues to recommend that you vote:
•“FOR” the election of eight directors: Alan L. Boeckmann, Bum-Jin Chung, Alvin C. Collins, III, Shinji Fujino, John L. Hopkins, Kent Kresa, Diana Walters, and Kimberly O. Warnica;
•“FOR” the approval of a non-binding advisory vote to approve executive compensation;
•“FOR” the option of every one year as the preferred frequency of a non-binding advisory vote to approve the frequency of future non-binding advisory votes to approve executive compensation;
•“FOR” the amendment of the Certificate of Incorporation regarding the waiver of corporate opportunities; and
•“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Important Information
In connection with the solicitation of proxies, the Company filed the Proxy Statement on April 9, 2025 with the SEC. Stockholders can access the Proxy Statement and other proxy materials at www.nuscalepower.com. NUSCALE STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NUSCALE WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, NuScale files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from NuScale’s website at www.nuscalepower.com under the caption “Investors”.

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT - Page 3